TENGASCO, INC.

10215 TECHNOLOGY DRIVE N.W.

KNOXVILLE, TENNESSEE 37932

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

JULY 19, 2005

TO THE STOCKHOLDERS:

        Notice is hereby given that the 2005 annual meeting of stockholders (the “Annual Meeting”) of Tengasco, Inc. (the “Company”) has been called for and will be held at the Homewood Suites by Hilton, 10935 Turkey Drive, Knoxville, Tennessee 37922 10:00 A.M., local time, on Tuesday, July 19, 2005 for the following purposes:

    1.        To elect Clarke H. Bailey, Jeffrey R. Bailey, John A. Clendening, Neal F. Harding, Carlos P. Salas and Peter E. Salas to the Board of Directors to hold office until their successors shall have been elected and qualify;

    2.        To approve an amendment to the Tengasco, Inc. Stock Incentive Plan to increase the number of shares of common stock that may be issued under the plan from 1,000,000 to 3,500,000 shares;

    3.        To approve a plan to compensate the Company’s independent directors;

    4.        To ratify the appointment by the Audit Committee of the Board of Directors of Rodefer Moss & Co, PLLC to serve as the independent certified public accountants for the current fiscal year; and

    5.        To consider and transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on June 1, 2005 as the record date for the determination of the stockholders entitled to receive notice and to vote at the Annual Meeting or any adjournments thereof. The list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company’s offices at 10215 Technology Drive N.W., Suite 301, Knoxville, Tennessee 37932, for ten (10) days prior to July 19, 2005.

By Order of the Board of Directors
Jeffrey R. Bailey, President

Dated: June 16, 2005

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. THE GRANTING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

TENGASCO, INC.

PROXY STATEMENT

GENERAL

        This proxy statement is furnished by the Board of Directors of Tengasco, Inc., a Tennessee corporation (sometimes the “Company” or “Tengasco”), with offices now located at 10215 Technology Drive, N.W., Suite 301, Knoxville, Tennessee 37932, in connection with the solicitation of proxies to be used at the annual meeting of stockholders of the Company to be held on July 19, 2005 and at any adjournments thereof (the “Annual Meeting”). This proxy statement will be mailed to stockholders beginning approximately June 16, 2005.

        You may vote in person at the Annual Meeting or you may vote by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. If your share ownership is recorded directly, you will receive a proxy card. Voting instructions are included on the proxy card. If your share ownership is beneficial (that is, your shares are held in the name of a bank, broker or other nominee referred to as in “street name”), your broker will issue you a voting instruction form that you use to instruct them how to vote your shares. Your broker must follow your voting instructions. Although most brokers and nominees offer mail, telephone and internet voting, availability and specific procedures will depend on their voting arrangements.

        If a proxy is properly executed and returned, the shares represented thereby will be voted as instructed on the proxy. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the President of the Company, or by a stockholder voting in person at the Annual Meeting. Unless instructions to the contrary are indicated, proxies will be voted FOR the election of the directors named therein, FOR the approval of the amendment to the Tengasco, Inc. Stock Incentive Plan to increase the number of shares that may be issued under the plan from 1,000,000 to 3,500,000 shares, FOR approval of the plan to compensate the Company’s independent directors and FOR the ratification of the selection by the Audit Committee of the Board of Directors of Rodefer Moss & Co, PLLC , as the independent certified public accountants of the Company.

        A copy of the Company’s annual report on Form 10-K of the Company for the fiscal year ended December 31, 2004 (“Fiscal 2004”), which contains financial statements audited by the Company’s independent certified public accountants, accompanies this proxy statement.

        The cost of preparing, assembling and mailing this notice of meeting, proxy statement, the enclosed annual report on Form 10-K and proxy will be borne by the Company. In addition to solicitation of the proxies by use of the mails, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, fax transmission or e-mail. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of the common stock. The Company will reimburse such persons for their expenses in forwarding soliciting material.

VOTING SECURITIES AND

PRINCIPAL HOLDERS THEREOF

        The Board of Directors has fixed the close of business on June 1, 2005 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at the Annual Meeting. Only stockholders on the Record Date will be able to vote at the Annual Meeting.

        As of the Record Date, 48,677,828 shares of the Company’s common stock, $.001 par value per share are outstanding, and each share will be entitled to one (1) vote, with no shares having cumulative voting rights. Holders of shares of common stock are entitled to vote on all matters. Unless otherwise indicated herein, a majority of the votes represented by shares present or represented at the Annual Meeting is required for approval of each matter which will be submitted to stockholders.

        Management knows of no business other than that specified in Items 1, 2 , 3 and 4 of the Notice of Annual Meeting which will be presented for consideration at the Annual Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

        The following table sets forth the share holdings of those persons who own more than 5% of the Company’s common stock as of June 1, 2005 with these computations being based upon 48,677,828 shares of common stock being outstanding as of that date and as to each shareholder, as it may pertain, assumes the exercise of options or warrants or the conversion of convertible debt or preferred stock granted or held by such shareholder as of June 1, 2005.

Five Percent Stockholders(1)

Name and Address	Title	Number of Shares Beneficially Owned		Percent of Class
Dolphin Offshore	Stockholder	16,540,140	(2)	33.9%
Partners, L.P.
129 East 17th Street
New York, NY 10003
SC Fundamental Value	Stockholder	6,494,100	(3)	13.3%
Fund, L.P.
747 Third Avenue, 27th Fl
New York, NY 10017

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

GENERAL

        Article III, paragraph number 2 of the Company’s Bylaws provides that the number of directors of the Company shall be a minimum of three and a maximum of ten. The members of the Board of Directors are each elected for a one-year term or until their successors are elected and qualify with a plurality of votes cast in favor of their election. The Board of Directors consisted of seven persons during Fiscal 2004 and six nominees for the Board are put forth before the stockholders for the Annual Meeting. All six of the nominees are presently directors of the Company and all but one of the nominees, Jeffrey R. Bailey, were elected at the Company’s last annual meeting of stockholders held on August 12, 2004. Mr. Jeffrey R. Bailey formerly served as a Director and is presently the President of the Company.

        The directors will serve until the next annual meeting of stockholders and thereafter until their successors shall have been elected and qualified.

        Unless authority is withheld, the proxies in the accompanying form will be voted in favor of the election of the nominees named above as directors. If any nominee should subsequently become unavailable for election, the persons voting the accompanying proxy may in their discretion vote for a substitute.

BOARD OF DIRECTORS

        The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Although only one member of the Board is involved in day-to-day operating details, the other members of the Board are kept informed of the Company’s business by various reports and documents sent to them as well as by operating and financial reports made at Board meetings. The Board of Directors held twelve meetings in Fiscal 2004. All directors except for Bill L. Harbert and Richard T. Williams who are not up for re-election, attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors served during Fiscal 2004. Although it has no formal policy requiring attendance, the Company encourages all of its directors to attend the annual meeting of stockholders. All of the Company’s directors attended last year’s annual meeting and it is anticipated that all of the director-nominees will attend this year’s Annual Meeting.

        Management believes that a majority of the six director-nominees are independent directors in accordance with the definition of that term under the Rules of the American Stock Exchange.

        There is no understanding or arrangement between any director or any other persons pursuant to which such individual was or is to be selected as a director or nominee of the Company.

         Committees

        The Company’s Board has operating audit, nomination and governance, compensation/stock option and frontier exploration committees.

                        Compensation/Stock Option Committee

        In Fiscal 2004, the Company’s Board merged its Compensation and Stock Option Committees into one Committee. The members of the Compensation/Stock Option Committee in Fiscal 2004 were John A. Clendening, Bill L. Harbert and Carlos P. Salas with Mr. Clendening acting as Chairman. Pursuant to the Rules of the American Stock Exchange this Committee determines or recommends to the Board of Directors for determination the compensation of the Company’s President and all of the Company’s other officers. The President may not be present during the voting or deliberations with respect to his compensation. The Compensation/Stock Option Committee’s other functions, in conjunction with the Board of Directors, are to assist in the implementation of, and provide recommendations with respect to, general and specific compensation policies and practices of the Company for directors, officers and other employees of the Company. The Compensation/Stock Option Committee expects to periodically review the approach to executive compensation and to make changes as competitive conditions and other circumstances warrant and will seek to ensure the Company’s compensation philosophy is consistent with the Company’s best interests and is properly implemented.

        The Compensation/Stock Option Committee is also charged with administering the Tengasco, Inc. Stock Incentive Plan (the “Stock Incentive Plan”) which was adopted by the Board of Directors on October 25, 2000. The Compensation/Stock Option Committee has complete discretionary authority with respect to the awarding of options and Stock Appreciation Rights (“SARs”), under the Stock Incentive Plan, including, but not limited to, determining the individuals who shall receive options and SARs; the times when they shall receive them; whether an option shall be an incentive or a non-qualified stock option; whether an SAR shall be granted separately, in tandem with or in addition to an option; the number of shares to be subject to each option and SAR; the term of each option and SAR; the date each option and SAR shall become exercisable; whether an option or SAR shall be exercisable in whole, in part or in installments and the terms relating to such installments; the exercise price of each option and the base price of each SAR; the form of payment of the exercise price; the form of payment by the Company upon the exercise of an SAR; whether to restrict the sale or other disposition of the shares of common stock acquired upon the exercise of an option or SAR; to subject the exercise of all or any portion of an option or SAR to the fulfillment of a contingency, and to determine whether such contingencies have been met; with the consent of the person receiving such option or SAR, to cancel or modify an option or SAR, provided such option or SAR as modified would be permitted to be granted on such date under the terms of the Stock Incentive Plan; and to make all other determinations necessary or advisable for administering the Plan.

        During Fiscal 2004 the Compensation/Stock Option Committee met six (6) times. It did not grant any stock options in Fiscal 2004.

                Compensation/Stock Option Committee InterlockingAnd
Insider Participation

        No interlocking relationship existed or exists between any member of the Company’s Compensation/Stock Option Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member or nominee of the Compensation/Stock Option Committee is an officer or an employee of the Company.

              Audit Committee

        Clarke H. Bailey, Neal F. Harding and John A. Clendening are the members of the Audit Committee. Mr. Bailey is the Chairman of the Committee and the Board of Directors has determined that Mr. Bailey is an “audit committee financial expert” as defined by applicable Securities and Exchange Commission (“SEC”) regulations. Each of the members of the Audit Committee met the independence and experience requirements of the applicable laws, regulations and stock market rules, including the Sarbanes-Oxley Act, regulations and rules promulgated by the SEC and the American Stock Exchange. The Audit Committee adopted an Audit Committee Charter during fiscal 2001. In 2004, the Board adopted an amended Audit Committee Charter, a copy of which was included last year’s proxy statement and is available on the Company’s internet website, www.tengasco.com. The Audit Committee’s functions are to review with management and the Company’s independent auditors, the scope of the annual audit and quarterly statements, significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements; to review major changes to the Company’s auditing and accounting principles and practices suggested by the independent auditors; to monitor the independent auditor’s relationship with the Company; to advise and assist the Board of Directors in evaluating the independent auditor’s examination; to supervise the Company’s financial and accounting organization and financial reporting, and, to nominate, for approval of the Board of Directors, a firm of certified public accountants whose duty it is to audit the financial records of the Company for the fiscal year for which it is appointed. In addition, the Audit Committee has the responsibility to review and consider fee arrangements with, and fees charged by, the Company’s independent auditors. The Audit Committee met six times in Fiscal 2004 with the Company’s auditors, including to discuss the audit of the Company’s year end financial statements for 2004. It is intended that if elected as directors, Messrs. Bailey, Harding and Clendening will continue to serve as members of the Audit Committee and Clarke H. Bailey will continue to be designated as the financial expert of the committee in 2005.

            Audit Committee Report

         The Audit Committee has:

(a)	Reviewed and discussed the Company’s unaudited financial statements for the first three quarters of Fiscal 2004 and the Company’s audited financial statements for the year ended December 31, 2004 with the management of the Company and the Company’s independent auditors.

(b)	Discussed with the Company’s independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as the same was in effect on the date of the Company’s financial statements; and

(c)	Received the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as the same was in effect on the date of the Company’s financial statements.

        Based on the foregoing materials and discussions, the Audit Committee recommended to the Board of Directors that the unaudited financial statements for each of the first three quarters of Fiscal 2004 be included in the Quarterly Reports on Form 10-Q for those quarters and that the audited financial statements for the year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Members of the Audit Committee

Clarke H. Bailey Neal F. Harding John A. Clendening

Nomination and Governance Committee

        The Nomination and Governance Committee was formed in Fiscal 2004. The present members of the Committee are Neal F. Harding, Clarke H. Bailey and Carlos P. Salas, with Mr. Salas acting as Chairman. The Company believes that each member of the Committee is independent as that term is defined under the rules of the American Stock Exchange. As the Committee was recently formed it met only one time in Fiscal 2004. The Committee, among other duties, determines the slate of director candidates to be presented for election at the Company’s annual meeting of shareholders. Although the Company does not presently have a nominating committee charter, on November 18, 2004, the Company’s Board of Directors adopted procedures for annual director nominations by the Nomination and Governance Committee. Those procedures provide that the qualifications that should be met by any person recommended as a nominee for a position on the Company’s Board of Directors should include one or more of the following: a background or experience in oil and gas exploration, production, transportation, geology, construction, finance or in another business, government service, or profession that would reasonably enable the nominee to provide seasoned and reputable service to the shareholders of the Company in the performance of the duties of a member of the Board of Directors. In addition to these qualifications, a nominee must be willing to serve without a right to receive compensation for such service.

        The Company has no separate policy with regard to the consideration of any director candidates recommended by security holders. However, the Nomination Committee will consider director candidates recommended by security holders. Any person recommended by a security holder to serve on the Board of Directors is considered upon the same terms as candidates recommended by any other person.

        Among the nominating procedures adopted were the following: (1) Any shareholder, officer, or director may recommend for nomination any person for the slate of candidates for membership on the Company’s Board of Directors to be presented to the shareholders at the Company’s annual meeting of shareholders. Such recommendations must be furnished in writing addressed to the Company’s Board of Directors at the Company’s principal offices. All such nominations will be furnished to the Nomination Committee which may conduct interviews, investigations or make other determinations as to the qualifications of such recommended persons. (2) Any then-current members of the Board of Directors desiring to stand for re-election may be placed on the slate of directors for re-election without further inquiry as to their qualifications. (3) The Nomination Committee will meet to determine the slate of candidates for the Board in such a manner and at such a time so as not to delay either the mailing of the proxy statement to the Company’s shareholders or the annual meeting of shareholders. At such meeting, each recommended person including directors standing for re-election shall be subject to affirmative vote of half or more of the members of the Nomination Committee for inclusion on the slate of nominees. (4) The adopted procedures apply only to the determination of the slate of directors to be presented for election at the annual meeting of the shareholders. Any vacancies on the Board of Directors following the annual meeting of shareholders may be filled in the manner currently applicable under the Company’s Charter, Bylaws, and applicable state law. (5) The procedures adopted may be amended from time to time by the Board of Directors or by the Nomination Committee, in order to comply with any applicable provision or interpretation of any rule, statute, or stock exchange rule of the exchange on which the Company’s stock may be listed.

        The nomination procedures adopted are posted on the Company’s internet website at www.tengasco.com. In the event of any such amendment to the procedures, the Company intends to disclose the amendments on the Company’s internet website within five business days following such amendment.

        The other function of this Committee is to oversee the Company’s compliance with the corporate governance requirements of the SEC and the American Stock Exchange. The Chairman of the Committee, Carlos P. Salas, is an attorney with experience in the area of securities law.

         Other Committees

        The Company’s Board also has a frontier exploration committee. The members of this Committee in Fiscal 2004 were Jeffrey R. Bailey, John A. Clendening, Richard T. Williams and Carlos P. Salas. The Committee met three (3) times in Fiscal 2004 to discuss new areas of potential development for the Company.

         Beneficial Ownership

        The following table sets forth information, as of the Record Date with respect to the beneficial ownership of the Company’s common stock by the current directors who are up for re-election and executive officers of the Company both individually and as a group.(4)

Name and Address	Title	Number of Shares Beneficially Owned		Percent of Class
Clarke H. Bailey	Director	None		0%
1865 Palmer Avenue
Larchmont, NY 10538
Jeffrey R. Bailey	Director;	149,412	(5)	Less th	an
2306 West Gallaher Ferry	President
Knoxville, TN 37932
John A. Clendening	Director	100,000	(6)	Less th	an
1031 Saint Johns Drive
Maryville, TN 37801
Neal F. Harding	Director	635,180	(7)	1.4%
2509 Plantside Drive
Louisville, KY 40299
Carlos P. Salas	Director	None		0%
129 East 17th Street
New York, NY 10003

Peter E. Salas	Director	16,540,140	(8)	33.9
129 East 17th Street
New York, NY 10003
Robert M. Carter	President	20,821	(9)	Less than 1%
441 Glen Abbey Blvd	Tengasco
Knoxville, TN 37922	Pipeline Corporation
Mark A. Ruth	Chief	69,287	(10)	Less than 1%
9400 Hickory Knoll Lane	Financial
Knoxville, TN 37931	Officer
Cary V. Sorensen	Vice-	47,875	(11)	Less than 1%
5517 Crestwood Drive	President; General
Knoxville, TN 37919	Counsel; Secretary
All Officers, Directors		17,825,840	(12)	35.8
and Director-Nominees as a group

         Changes in Control

        To the knowledge of the Company’s management, there are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

         Background of Directors

        The following is a brief account of the experience, for at least the past five (5) years, of each nominee for director.

        Clarke H. Bailey is 51 years old. He is currently Chairman of the Board and Chief Executive Officer of Glenayre Technologies, Inc. (NasdaqNM:GEMS), a company engaged in the development and sale of software and equipment in the wireless communications industry. He has been a director of Glenayre since December 1990, Chairman since October 1999, and CEO since October 2003. From January 1999 to March 2002 he was Chairman and CEO of ShipXact.com, Inc. From February 1995 to January 1998 he was Chairman and CEO of United Acquisition Company and its parent, United Gas Holding Corporation until their acquisition by Iron Mountain Incorporated (NYSE:IRM), a records and information management services company, in 1998. He has served on the Board of Directors of Iron Mountain since January 1998. He also served as Chairman of Arcus, Inc. from July 1995 to January 1998, and Co-Chairman of Highgate Capital L.L.C. from February 1995 to March 2002. He holds a Bachelor’s degree in Economics and a Bachelor’s degree in Rhetoric from the University of California, Davis and a Master of Business Administration degree from The Wharton School, University of Pennsylvania. Mr. Bailey serves as the Chairman of the Company’s Audit Committee and as the financial expert of that Committee.

        Jeffrey R. Bailey is 47 years old. He graduated in 1980 from New Mexico Institute of Mining and Technology with a B.S. degree in Geological Engineering. Upon graduation he joined Gearhart Industries as a field engineer working in Texas, New Mexico, Kansas, Oklahoma and Arkansas. Gearhart Industries later merged with Halliburton Company. In 1993 after 13 years working in various field operations and management roles primarily focused on reservoir evaluation, log analysis and log data acquisition he assumed a global role with Halliburton as a petrophysics instructor in Fort Worth, Texas. His duties were to teach Halliburton personnel and customers around the world log analysis and competition technology and to review analytical reservoir problems. In this role Mr. Bailey had the opportunity to review reservoirs in Europe, Latin America, Asia Pacific and the Middle East developing a special expertise in carbonate reservoirs. In 1997 he became technical manager for Halliburton in Mexico focusing on finding engineering solutions to the production challenges of large carbonate reservoirs in Mexico. He joined the Company as its Chief Geological Engineer on March 1, 2002. He was elected as President of the Company on July 17, 2002 and as a Director on February 28, 2003 and served as a Director until August 11, 2004. He was again elected to the Company’s Board of Directors on October 21, 2004.

    Dr. John A. Clendening is 73 years old. He received B.S. (1958), M.S. (1960) and Ph. D. (1970) degrees in geology from West Virginia University. He was employed as a Palynologist-Coal Geologist at the West Virginia Geological Survey from 1960 until 1968. He joined Amoco in 1968 and remained with Amoco as a senior geological associate until 1992. Dr. Clendening has served as President and other offices of the American Association of Stratigraphic Palynologists and the Society of Organic Petrologists. From 1992-1998 he was engaged in association with Laird Exploration Co., Inc. of Houston, Texas, directing exploration and production in south central Kentucky. In 1999 he purchased all the assets of Laird Exploration in south central Kentucky and operates independently. While with Amoco Dr. Clendening was instrumental in Amoco’s acquisition in the early 1970‘s of large land acreage holdings in Northeast Tennessee, based upon his geological studies and recommendations. His work led directly to the discovery of what is now the Company’s Paul Reed # 1 well. He further recognized the area to have significant oil and gas potential and is credited with discovery of the field which is now known as the Company’s Swan Creek Field. Dr. Clendening previously served as a Director of the Company from September 1998 to August 2000. He was again elected as a Director of the Company on February 28, 2003.

        Neal F. Harding is 63 years old. He received a Bachelors of Science degree in Social Sciences from Campbellsville University in 1964. He is the Chairman and Chief Executive Officer of the Heritage Companies based in Cocoa Beach, Florida which are three management companies specializing in the development, construction, and management of more than 6,000 single and multi-family affordable housing units. Mr. Harding through various partnerships, currently owns in excess of 16,000 affordable housing units throughout the country. He is the owner of R.M.D. Corp., the largest franchisee of Hooters restaurants. He is also the majority shareholder of World Wide Wings, a Hooters franchisee which owns and manages six international units located in Canada and England. Mr. Harding is also the majority shareholder in F & H Development Company, which owns and operates a semi-public PGA-designed 18-hole golf course in Sikeston, Missouri. Additionally, Mr. Harding is the sole shareholder of Harding Construction Services, Inc., a real estate company specializing in the acquisition and development of commercial and residential properties. Mr. Harding is the exclusive franchisee of Qdoba Mexican Grill Restaurants in south Florida. Mr. Harding previously served as a director of the Company from August 31, 1999 to August 7, 2000. He was again elected as a Director of the Company on August 12, 2004.

        Carlos P. Salas is 33 years old. He is a principal of Dolphin Advisors, L.L.C., which manages a private-equity investment fund focused on middle-market opportunities. Before joining Dolphin Advisors, Mr. Salas led an investor group in the acquisition of a private engineering and manufacturing firm in 2001, and joined the company to lead a financial and operating restructuring as CFO in 2002. Previously, Mr. Salas led corporate finance and mergers and acquisitions advisory assignments for middle-market clients as an investment banker with the Los Angeles office of Donaldson, Lufkin & Jenrette (“DLJ”), and when DLJ was acquired by Credit Suisse First Boston Corporation (“CSFB”), joined CSFB’s mergers and acquisitions group. Prior to joining DLJ in 1999, Mr. Salas practiced law with Cleary, Gottlieb, Steen & Hamilton in New York, advising financial sponsors and corporate clients in connection with financings and cross-border mergers and acquisitions transactions. Mr. Salas received his J.D. from The University of Chicago in 1996, and his B.A. in Philosophy from New York University in 1992. He was elected to the Company’s Board of Directors on August 12, 2004.

        Peter E. Salas is 50 years old. He has been President of Dolphin Asset Management Corp. and its related companies since he founded it in 1988. Prior to establishing Dolphin, he was with J.P. Morgan Investment Management, Inc. for ten years, becoming Co-manager, Small Company Fund and Director-Small Cap Research. He received an A.B. degree in Economics from Harvard in 1976. Mr. Salas was elected to the Board of Directors on October 8, 2002.

         Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. In fiscal 2004, Robert M. Carter, President of TPC, the Company’s wholly-owned subsidiary, failed to timely file one Form 4 Report involving one transaction.

         Family and Other Relationships

        There are no family relationships between any of the present directors or executive officers of the Company except that Carlos P. Salas, a Director of the Company, is the second cousin of Peter E. Salas, also a director of the Company. Mr. Carlos P. Salas is also one of seven members of Dolphin Advisors, LLC which serves as the managing general partner of Dolphin Direct Equity Partners, L.P., a private company investment fund that is not a shareholder of the Company. The majority owner of Dolphin Advisors, LLC is Dolphin Management, Inc, the sole shareholder of which is Peter E. Salas. Dolphin Management, Inc. is also the managing partner of Dolphin Offshore Partners, L.P. which directly owns 16,244,452 shares of the Company’s common stock. Peter E. Salas is the controlling person of Dolphin Offshore Partners, L.P. Although Carols P. Salas has no direct or indirect ownership interest in Dolphin Offshore Partners, L.P., he nonetheless may be deemed an affiliate of Dolphin Offshore Partners, L.P. and Peter E. Salas.

        There is no family or other relationship between Clarke H. Bailey, a Director of the Company and Jeffrey R. Bailey, the President and a Director of the Company. Mr. Clarke H. Bailey owns an approximately 1.5% investment interest in Dolphin Offshore Partners, L.P. and in Dolphin Direct Equity Partners, L.P. Management believes that Mr. Bailey is not an affiliate of either of these entities as a result of his minor percentage investment in those companies. There are no family relationships between any of the other Directors or executive officers of the Company.

         Involvement in Certain Legal Proceedings

        To the knowledge of management, during the past five years, no present or former director, executive officer, affiliate or person nominated to become a director or an executive officer of the Company:

(1)	Filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

(2)	Was convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)	Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from or otherwise limiting his or her involvement in any type of business, commodities, securities or banking activities;

(4)	Was found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission (“CFTC”) to have violated any federal or state securities law or Federal commodities law, and the judgment in such civil action or finding by the SEC or CFTC has not been subsequently reversed, suspended, or vacated.

         Code of Ethics

        The Company’s Board of Directors has adopted a Code of Ethics that applies to the Company’s financial officers and executive officers, including its President and Chief Financial Officer. A copy of this Code of Ethics can be found at the Company’s internet website at www.tengasco.com. The Company intends to disclose any amendments to its Code of Ethics, and any waiver from a provision of the Code of Ethics granted to the Company’s President, Chief Financial Officer or persons performing similar functions, on the Company’s internet website within five business days following such amendment or waiver.

         Stockholder Communications with the Board of Directors

        Stockholders may communicate with the Board of Directors of the Company by writing to: Cary V. Sorensen, Secretary, Tengasco, Inc., 10215 Technology Drive, N.W., Suite 301, Knoxville, TN 37932 or by e-mail: to: CSorensen@tengasco.com Subject: Communication to Board of Directors. All letters and e-mails will be answered, if possible, and will be distributed to board members as appropriate. Notwithstanding the foregoing, the Company has the authority to discard or disregard any communication which is unduly hostile, threatening, illegal or otherwise inappropriate or to take any other appropriate actions with respect to such communications.

EXECUTIVE COMPENSATION

        The following table sets forth a summary of all compensation awarded to, earned or paid to, the Company’s Chief Executive Officer during fiscal years ended December 31, 2004, December 31, 2003 and December 31, 2002. None of the Company’s other executive officers earned compensation in excess of $100,000 per annum for services rendered to the Company in any capacity during those periods.

Summary Compensation Table

					----Long Term Awards----
		Annual Compensation			--Awards--
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation($	Restricted Stock Awards($)	Securities Underlying Options/ SARs(#)(13)	Payouts	All Other Compensation
Richard T. Williams,	2004	$80,000	$-0-	$-0-	-0-	13,125	-0-	-0-
Chief Executive Officer	2003	$80,000	$-0-	$-0-	-0-	73,125	-0-	-0-

Malcolm E. Ratliff,	2002	$80,000	$-0-	$1,000	-0-	52,500	-0-	-0-
Chief Executive Officer(14)

Aggregate Option Exercises For Fiscal 2004 and Year End Option Values

			Number of Securities Underlying Unexercised Options/SARs at December 31, 2004	Value(15) of Unexercised In-the-Money Options/SARs at December 31, 2003
Name	Shares Acquired on Exercise	Value ($) Realized(16)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Richard T. Williams	50,000	$8,500	-0-/-0-	-0-

Option Grants For Fiscal 2004

        No stock options or stock appreciation rights were granted during fiscal year ended December 31, 2004 to the Chief Executive Officer. None of the Company’s other executive officers earned compensation in excess of $100,000 per annum for services rendered to the Company in any capacity during the fiscal year ended December 31, 2004.

        None of the Company’s other executive officers earned compensation in excess of $100,000 per annum for services rendered to the Company in any capacity.

Compensation of Directors

        The Board of Directors has resolved to compensate members of the Board of Directors for attendance at meetings at the rate of $250 per day, together with direct out-of-pocket expenses incurred in attendance at the meetings, including travel. The Directors, however, have waived such fees due to them as of this date for prior meetings.

        Members of the Board of Directors may also be requested to perform consulting or other professional services for the Company from time to time. The Board of Directors has reserved to itself the right to review all directors’ claims for compensation on an ad hoc basis.

        Directors who are on the Company’s Audit, Compensation/Stock Option and Nomination and Governance Committees are independent and therefore, do not receive any consulting, advisory or compensatory fees from the Company. However, such Board members may receive fees from the Company for their services on those committees. A new plan to issue cash and/or shares of stock to independent directors for service on the various committees of the Board of Directors was authorized by the Company’s Board on May 19, 2005 and is proposed to be approved by shareholders at the Annual Meeting. See, Proposal No. 3 in this proxy statement.

        The Company adopted an employee health insurance plan in August 2001. The Company does not presently have a pension or similar plan for its directors, executive officers or employees. Management has considered adopting a 401(k) plan and full liability insurance for directors and executive officers. However, there are no immediate plans to do so at this time.

Employment Contracts

        The Company had entered into an employment contract with its former Chief Executive Officer, Richard T. Williams for a period of two years through December 31, 2004 at an annual salary of $80,000. Dr. Williams resigned as Chief Executive Officer of the Company at the expiration of his employment contract. There are presently no other employment contracts relating to any member of management. However, depending upon the Company’s operations and requirements, the Company may offer long term contracts to directors, executive officers or key employees in the future.

CERTAIN TRANSACTIONS

         Transactions with Management and Others

        Except as set forth hereafter, there have been no material transactions, series of similar transactions or currently proposed transactions during 2004, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any director or executive officer or any security holder who is known to the Company to own of record or beneficially more than 5% of the Company’s common stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

        The Company’s Board of Directors has not adopted any general policy with respect to these transactions, many of which were effected on behalf of the Company by senior management prior to consideration of the transaction by the Board of Directors in light of senior management’s perceived urgency of the funding requirements, the limited availability of alternative sources, and the belief that the terms of such transactions were at least as favorable to the Company as could have been obtained through arms-length negotiations with unaffiliated third parties. In each of the loans to the Company by Dolphin Offshore Partners, L.P. (“Dolphin), which owns more than ten percent of the Company’s outstanding Common Stock and whose general partner, Peter E. Salas, is a Director of the Company, Mr. Salas negotiated on behalf of Dolphin with senior management of the Company as to the terms thereof and did not participate in any Board action with respect thereto.

        On February 2, 2004, Dolphin loaned the Company the sum of $225,000 which was used for making payment of principal and interest to Bank One for February, 2004. This loan was evidenced by a promissory note bearing interest at the rate of 12% per annum, with payments of interest only payable quarterly and the principal balance payable on April 4, 2004. The obligations under the loan were secured by an undivided interest in the Company’s Tennessee and Kansas pipelines.

        In March, 2004, net proceeds from the Company’s Rights Offering in the amount of $3,850,000 were used to pay the principal amount plus accrued indebtedness owed by the Company to Dolphin for all loans previously made by Dolphin to the Company, including the loan made on February 2, 2004 described above.

        The following table sets forth the number of shares of Common Stock purchased in connection with the Rights Offering by persons who at the time were either Directors and Officers of the Company or owners of more than ten percent of the Company’s outstanding Common Stock.

Name	Position	Shares Purchased
Stephen W. Akos	Director	48,868

Jeffrey R. Bailey	Director; President	66,287

John A. Clendening	Director	75,000

Robert L. Devereux	Director	412,457	(17)

Richard T. Williams	Director; Chief Executive Officer	190,000

Dolphin Offshore Partners, L.P.(18)	Shareholder	14,248,732	(19)

        On May 18, 2004, Dolphin loaned the Company $2,500,000 bearing interest at 12% per annum with interest payable monthly beginning June 18, 2004 and principal payable on May 18, 2005. This loan is secured by a first lien on the Company’s Tennessee and Kansas producing properties and the Tennessee pipeline. The proceeds of this loan were used to fund in part the Company’s settlement of its litigation with Bank One.

        On December 30, 2004, Neal F. Harding, a Director of the Company, pursuant to the offering made to all holders of the Company’s Series A 8% Cumulative Convertible Preferred Stock (“Series A Shares”) exchanged all of his 1,985 Series A Shares for 4.48 units in the Company’s Kansas drilling program.

        On December 30, 2004 Dolphin loaned the Company $550,000 bearing interest at 12% per annum with interest payable quarterly and principal payable on May 20, 2005. This loan is secured by a first lien on the Company’s Tennessee and Kansas producing properties and the Tennessee pipeline. The proceeds of this loan were used to fund in part the Company’s exchange of cash for a portion of the Company’s outstanding Series A Shares.

        On March 4, 2005, the Company sold its gas wells, associated gathering system, underlying leases and rights of way located on its Kansas Properties for $2.4 million. The net proceeds from the sale were used to pay down the Company’s note to Dolphin dated May 18, 2004 from its original amount of $2,500,000 to $150,000.

Indebtedness of Management

        No officer, director or security holder known to the Company to own of record or beneficially more than 5% of the Company’s common stock or any member of the immediate family of any of the foregoing persons is indebted to the Company.

Parent of the Issuer

The Company has no parent.

PERFORMANCE GRAPH

        The graph below compares the cumulative total stockholder return on the Company’s common stock with the cumulative total stockholder return of (1) the American Stock Exchange Index and (2) the Standard Industrial Code Index for the Crude Petroleum and Natural Gas Industry based on 202 different companies, assuming an investment in each of $100 on December 21, 1999, the date on which the Company’s Common Stock began trading on the American Stock Exchange.

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE

COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

				---- FISCAL YEAR ENDING----
COMPANY/INDEX/MARKET	12/31/1999	12/29/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004
Tengasco Incorporated	100.00	117.65	81.86	10.87	7.41	2.57
Crude Petroleum & Natural Gas	100.00	127.04	116.56	124.27	199.58	253.54
AMEX Market Index	100.00	98.77	94.22	90.46	123.12	140.99

BOARD RECOMMENDATION AND VOTE REQUIRED

        For Proposal No. 1 regarding the election of directors, votes may be cast in favor of all nominees, may be withheld with regard to all nominees or may be withheld only with regard to nominees specified by the stockholder. Directors will be elected by a plurality of the votes of the shares of the Company’s common stock present in person or represented by proxy, and entitled to vote on the election of directors at a meeting at which a quorum is present. Abstentions are tabulated in determining the votes present at a meeting. Consequently, an abstention has the same effect as a vote against a director-nominee, as each abstention would be one less vote in favor of a director nominee. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (i.e., a “broker non-vote”), those shares will not be considered as present and entitled to vote with respect to that matter. The Board of Directors recommends that stockholders vote “FOR” the nominees set forth above. Unless marked to the contrary, proxies received will be voted FOR the nominees set forth above.

PROPOSAL NO. 2

APPROVAL OF AMENDMENTTO THE TENGASCO, INC.
STOCK INCENTIVE PLAN TO INCREASE THE
NUMBER OF SHARES THAT MAY BE
ISSUED UNDER THE PLAN

        The Board of Directors of the Company (the “Board”) on October 25, 2000 adopted the Tengasco, Inc. Stock Incentive Plan (the “Plan”) to provide an incentive to key employees, officers, directors and consultants of the Company and its present and future subsidiary corporations, and to offer an additional inducement in obtaining the services of such individuals. The plan was approved by the Company’s shareholders on June 26, 2001. Under the Plan a maximum of 1,000,000 shares of the Company’s $.001 par value per share (“Common Stock”) are issuable. The Plan provides for the grant to employees of the Company of “Incentive Stock Options,” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), Nonqualified Stock Options to outside Directors and consultants to the Company and stock appreciation rights (“SARs”).

        On May 19, 2005, the Board of Directors, upon recommendation of the Compensation/Stock Option Committee approved, subject to shareholder approval an amendment to the Plan, attached hereto as Appendix A, which provides for the an increase of the aggregate number of shares that may be issued under the Plan from 1,000,000 shares to 3,500,000 shares. All other terms of the Plan remain unchanged.

        As of June 1, 2005, there were outstanding options to purchase 282,028 shares granted under the Plan. In addition, the Stock Option/Compensation Committee recently recommended subject to shareholder approval to amend the Plan, options to purchase 1,250,000 shares to Jeffrey R. Bailry, President; 400,000 shares to Mark A. Ruth, Chief Financial Officer; 400,000 shares to Cary V. Sorensen, Vice-President, General Counsel and Corporate Secretary; and, 200,000 shares to be issued to employees of the Company whose performance in the President’s discretion warrant the award of such options. All options granted under the Plan were granted at an exercise price at least equal to the market price of the Common Stock on the date of the grant of such options.

        Because the number of shares under the existing Plan are not sufficient to cover the options awarded, at the Annual Meeting, the shareholders will be asked to approve the amendment to the Plan. Shareholder approval of the proposed amendment is required pursuant to the terms of the Plan and the rules and policies of the American Stock Exchange. The purpose of this amendment to the Plan is to provide the Company with a greater ability to attract and retain qualified individuals as employees consultants, officers and directors by the granting of options and stock appreciations rights. In order to attract and retain such individuals the Company needs to be in a position to offer options to acquire shares of the Company’s common stock in excess of the 1,000,000 share maximum under the current Plan.

        The following summary description of the principal terms of the Plan, does not purport to be complete and is qualified in its entirety by the full text of the Plan, as amended, a copy of which may be obtained without cost upon written request to the Secretary of the Company.

TERMS OF THE PLAN

         Administration

        The Plan is administered by the Compensation/Stock Option Committee (the “Committee”) which is appointed by the Company’s Board of Directors.

         Eligibility

        The Plan provides for the grant to employees of the Company of “Incentive Stock Options,” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), Nonqualified Stock Options to outside Directors and consultants to the Company and stock appreciation rights (“SARs”). The Plan is open to participation by any person or entity that renders bona fide services to the Company, including, without limitation, (i) a person employed by the Company in a key capacity; (ii) an officer or director (including advisory or other directors) of the Company; and (iii) a person or company engaged by the Company as a consultant or advisor.

        In determining the persons to whom Options or SARs shall be granted (hereinafter an individual who receives a grant of an Option or SAR is referred to as the “Recipient”) and the number of shares to be covered by each Option or SAR, the Committee takes into account the duties of the respective persons, their past, present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant to accomplish the purposes of the Plan.

        A Recipient shall be eligible to receive more than one grant of an Option or SAR during the term of the Plan.

        Without amending the Plan, the Board of Directors may grant Options and SARs under the Plan to employees of the Company who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan but consistent with the purpose of the Plan, as it deems necessary and desirable to create equitable opportunities given differences in tax laws of other countries.

         Termination of the Plan and Amendment

        No options may be granted under the Plan after October 24, 2010. The Plan may be amended consistent with applicable laws and regulations, suspended or terminated at any time by the Committee. The Committee may decrease the number of shares subject to the Plan and may increase such number but only as a consequence of a stock split, reorganization, merger, recapitalization or other change in the corporate structure of the Company affecting all shares of Common Stock, as more specifically explained in the Plan. No termination or amendment of the Plan shall, without the consent of the Recipient of an existing Option or SAR, adversely affect his rights under such Option or SAR.

         Grant of Options and SARs

        Each option or SAR granted under the Plan shall be evidenced by a written agreement (the “Agreement”) between the Company and the Recipient which shall state the number of shares covered by the option or SAR; the exercise price for the option or the base price for the SAR; and, the period during and times at which the option or SAR shall be exercisable. The Fair Market Value of the Company’s Common Stock on the date such Option and SAR is granted shall be the closing price per share of Common Stock on the American Stock Exchange on that day or if the Common Stock is not listed on a national securities exchange it shall be determined by the Committee.

        The purchase price of a Nonqualified Stock Option may not be less than 85% of the Fair Market Value of shares of Common Stock underlying such option and the Committee and the Recipient shall also pay the full amount of any required Federal, state or local withholding tax. The Committee may permit the Recipient to pay the withholding tax by having the Company withhold Shares having a Fair Market Value at the time of exercise equal to the amount required to be withheld.

        The purchase price of an Incentive Stock Option may not be less than 100% of the Fair Market Value of shares of Common Stock underlying such option and must be exercisable within ten years from the date it was granted. The aggregate Fair Market Value of the shares of Common Stock underlying an Incentive Stock Option which are exercisable during any calendar year during the term of such Option shall not exceed $100,000.

        The purchase price of any Incentive Stock Option granted to any Employee of the Company who owns more than 10% of the total combined voting power of all classes of stock of the Company shall be 110% of the Fair Market Value of the shares of Common Stock underlying such option on the date it is granted and such option must be exercisable within 5 years from the date it was granted.

        In the event any Option granted as an Incentive Stock Option fails to conform to the applicable requirements, it shall be treated and honored by the Company as a Nonqualified Stock Option.

        An SAR may be granted separately, in tandem with or in addition to any option, and may be granted before, simultaneously with or after the grant of an option hereunder.

        The Company may, in its sole discretion and without the consent of the Recipient, elect at any time to convert any Option granted under the Plan to a SAR. In the event of such an election, any converted SAR shall remain in effect until the Option involved would have expired under the terms of the Agreement with the Recipient. The value of such a SAR shall be determined using the Fair Market Value of the Shares subject to the Option on the date the Option was first granted. Notice of such an election shall be provided to the Recipient as soon as feasible after the date of the election.

         Exercise of Option or SAR

        Upon the exercise of an Option, payment of the option purchase price shall be paid in full unless the Agreement permits installment payments. The purchase price for the option shall be paid in cash, or in shares of Common Stock having a Fair Market Value equal to such option price, or in property or in a combination of cash shares and property and, subject to approval of the Committee, may be effected in whole or in part with funds received from the Company at the time of exercise as a compensatory cash payment.

        Upon the exercise of an SAR, the Committee shall issue to the Recipient either (1) Shares of Common Stock based on the Fair Market Value on the date of payment (with any fractional Shares to be paid in cash), (2) cash or (3) a combination of Shares and cash, equal in value to the amount payable under the SAR. Any cash payment to be made by the Company may, as determined by the Committee in its sole discretion, be payable in installments over a period of no more than 6 months.

         Termination of Association with the Company

        In the event a Recipient ceases to be an employee or Director of, or consultant to, the Company (other than for reasons of disability retirement or death) all Options and SARs granted to the Recipient prior to the date of termination may be exercised at any time within three months after the date of termination, but in no event after the the term of the Option or SAR if it expires prior to the end of that three month period. In the event a Recipient’s employment, consulting or other relationship is terminated for cause, all Options and SARs previously granted to such Recipient to the extent not previously exercised will terminate immediately.

         Death, Disability or Retirement

        If a Recipient retires or dies while he is associated with the Company or whose association with the Company is terminated by reason of a permanent and total disability (as defined in Section 22(e) (3) of the Code), any option or SAR granted to the Recipient may be exercised by the Recipient or by the Recipient’s estate or by a person who acquired the right to exercise such options or SARs by reason of the death or Disability of the Recipient, at any time within one year after the date of death, disability or retirement of the Recipient unless the term of the Option or SAR expires prior to that time; provided, however, that in the case of an Incentive Stock Option such one-year period shall be limited to three months in the case of retirement.

         Laws and Regulations

        The obligation of the Company to issue and deliver shares following the exercise of an Option or payment upon the exercise of an SAR under the Plan shall be subject to the condition that the Company be satisfied that the sale and delivery thereof will not violate any Federal or state securities laws or any other applicable laws, rules or regulations.

         Discretion as to Awards

        The Committee shall have absolute discretion to determine when and to whom grants of Options or SARs under the Plan are to be made, and the number of shares and exercise prices to be awarded. No person shall have any tacit or other right to an award of an Option or SAR unless and until an explicit award under the Plan has been made.

         Nature of the Plan

        The Plan is strictly compensatory in nature and is not in the nature of savings, dividend reinvestment, profit-sharing or pension plan. Accordingly, the Plan has no assets or funds to be administrated or invested by its administrators. Please note that participants do not and will not own any interest of any kind in the Plan itself.

Tax Matters

         ERISA Applicability

        The Plan, the award shares and option shares issuable thereunder, are not subject to the Employee Retirement Income Security Act of 1974, as amended.

         Federal Income Tax Consequences

         Recipients

        Options

        Options granted under the Plan may be either Nonqualified Stock Options or Incentive Stock Options qualifying under Section 422A of the Code.

Non Qualified Stock Options

        A Recipient is not subject to Federal income tax upon the grant of a Nonqualified Stock Option. At the time of exercise, the Recipient will realize compensation income (subject to withholding) to the extent that the then Fair Market Value of the Option Shares exceeds the purchase price of the Option. The amount of such income will constitute an addition to the Recipient’s tax basis in the Option Shares. Sale of the Shares will result in capital gain or loss (long-term or short-term) depending on the Recipient’s holding period. The Company is entitled to a Federal tax deduction at the same time and to the same extent that the Recipient realizes compensation income.

Incentive Stock Options

        Options granted under the Plan denominated as Incentive Stock Options are intended to constitute incentive stock options under Section 422A of the Code. A Recipient is not subject to Federal income tax upon either the grant or exercise of an Incentive Stock Option. If the Recipient holds the shares acquired upon exercise for at least one year after issuance of the Option Shares and until at least two years after grant of the Option (the “Requisite Holding Period”), then the difference between the amount realized on a subsequent sale or other taxable disposition of the shares and the option price will constitute long-term capital gain or loss. To obtain favorable tax treatment, an Incentive Stock Option must be exercised within three months after termination of employment (other than by retirement, disability, or death) with the Company or a 50% subsidiary. To obtain favorable tax treatment, an Incentive Stock Option must be exercised within three months of retirement or within one year of cessation of employment for disability (with no limitation in the case of death), notwithstanding any longer exercise period permitted under the terms of the Plan. The Company will not be entitled to a Federal tax deduction with respect to the grant or exercise of the Incentive Stock Option.

        If the Recipient sells the Option Shares acquired under an Incentive Stock Option before the Requisite Holding Period, he or she will be deemed to have made a “disqualifying disposition” of the shares and will realize compensation income in the year of disposition equal to the lesser of the fair market value of the shares at exercise or the amount realized on their disposition over the option price of the shares. (However, if the disposition is by gift or by sale to a related party, the compensation income must be measured by the value of the shares at exercise over the option price.) Any gain recognized upon a disqualifying disposition in excess of the ordinary income portion will constitute either short-term or long-term capital gain. In the event of a disqualifying disposition, the Company will be entitled to a Federal tax deduction in the amount of the compensation income realized by the Recipient.

        In addition to the federal income tax consequences described above, a Recipient may be subject to the alternative minimum tax, which is payable to the extent it exceeds the Recipient’s regular tax. For this purpose, upon the exercise of an Incentive Stock Option, the excess of the Fair Market Value of the Option Shares over the exercise price for such shares is a tax preference item. In addition, the Recipient’s basis in the Option Shares is increased by such amount for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If a Recipient is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the incentive stock option preference) is allowed as a credit against the Recipient’s regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

SARs

        SARs may be awarded with respect to both Incentive Stock Options and Nonqualified Stock Options under the Plan. A Recipient is not taxed upon the grant of an SAR. A Recipient exercising an SAR for cash will realize compensation income (subject to withholding) in the amount of the cash received. The Company is entitled to a tax deduction at the same time and to the same extent that the Recipient realizes compensation income.

         The Company

        The grant and exercise of Incentive Stock Options and Nonqualified Stock Options under the Plan generally have no direct tax consequences to the Company. The Company generally will be entitled to a compensation deduction with respect to any ordinary income recognized by a Recipient including income that results from the exercise of a Nonqualified Stock Option, SAR or a disqualifying disposition of an Incentive Stock Option. Any such deduction will be subject to the limitations of Section 162(m) of the Code which generally disallows a public company’s tax deduction for compensation to covered employees in excess of $ 1 million in any tax year beginning on or after January 1, 2004. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. The Company believes that the options and SAR’s it grants under the Plan will be considered “performance-based” and not subject to the deduction limitations of Section 162(m). Future changes in Section 162(m) or the regulations thereunder may adversely affect the Company’s ability to ensure that grants under the Plan will qualify as “performance-based compensation” that is fully deductible by the Company.

        The foregoing is only a summary of the effect of federal income taxation upon the Recipient and the Company with respect to grants under the Plan. It does not purport to be complete and does not discuss, among other things, the tax consequences arising in the event of a Recipient’s death or the income tax laws of the municipality or state under which the Recipient’s income may be taxable.

NEW PLAN BENEFITS

        Other than the options previously granted under the Plan as set forth above, any future grants under the Plan are subject to the discretion of the Committee and therefore, are not determinable at this time. Each grant of an Incentive Stock Option will be made at fair market value on the date of the grant; the Company expects that each award other than an Incentive Stock Option will be made with an exercise price at or near the market value of the Company’s Common Stock on the day of grant. The value of each such grant depends on the fair market value of the Company’s Common Stock on the day of exercise and therefore, can not be determined or estimated at this time. Since neither future grants or the value of such grants under the Plan can be determined at this time a new benefits table, as described in the federal proxy rules, is not provided.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information regarding the number of shares of Common Stock that were subject to outstanding stock options or other compensation plan grants and awards at the end of Fiscal 2004. As of the end of Fiscal 2004, the only equity compensation awards granted by the Company have been pursuant to the Plan.

Plan Category	Number of securities	Weighted-average	Number of securities
	to be issued upon	exercise price of	remaining available
	exercise of	outstanding, options,	for future issuance
	outstanding options,	warrants and rights	under equity
	warrants and rights		compensation plans
			(excluding securities
			reflected in column
			(a))
	(a)	(b)	(c)

Equity compensation
plans approved by
security holders	295,153	$1.26	704,847

Equity compensation
plans not approved
by security holders	0	N/A	0

Total	295,153	$1.26	704,847

BOARD RECOMMENDATION AND VOTE REQUIRED

        The Board deems approval of the amendment to the Plan to be in the best interests of the Company and therefore, recommends a vote FOR the amendment to the Plan. If a quorum is present at the annual meeting, the amendment to the Plan will be approved upon the affirmative vote by a majority of votes cast on the proposal, provided that the total votes cast on the proposals represents a majority of the shares entitled to vote on the proposal. Unless otherwise directed by the stockholder giving the proxy, the proxy will be voted for the approval of the amendment to the Plan. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (i.e., a “broker non-vote”), those shares will not be considered as present and entitled to vote with respect to that matter. An abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote “against” Proposal No. 2 because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

PROPOSAL NO. 3

APPROVAL OF A PLAN FOR

COMPENSATION OF INDEPENDENT DIRECTORS

GENERAL

        The Companycs Board of Directors has adopted a resolution approving, declaring advisable and recommending to the stockholders for their approval, a proposal to approve and adopt a plan or arrangement (the “Plan”) providing that the Board of Directors may in its discretion from time to time to compensate independent outside directors either in cash or in stock, provided that such compensation does not exceed the limits of compensation for determination of the independence of directors under rules and regulations of the Securities and Exchange Commission or the American Stock Exchange (“AMEX”). The approval of such a plan or arrangement by the shareholders is necessary to comply with the AMEX rule that any plan or arrangement whereby any director may be compensated in stock or other equity-based compensation requires prior shareholder approval, and to specifically allow grants to independent directors in the future under the Plan without additional shareholder action or approval.

REASONS FOR THE PLAN

        The Board of Directors has approved the Plan and recommends its approval by the stockholders because such a plan is viewed as a minimum level of potential compensation that is necessary in order for the Company to attract or cause qualified individuals to serve on the Company’s Board of Directors in the capacity of independent directors, with the attendant duties and obligations of service on the Company’s Audit, Compensation/Stock Option, and Nominating and Corporate Governance committees. The corporate governance requirements of the Sarbanes-Oxley Act, the SEC and the American Stock Exchange emphasize the need and importance of the Company to be able to attract and retain qualified independent directors. Without such independent directors the Company’s ability to comply with the foregoing rules and regulations would be severely and negatively impacted. The Company does not presently compensate any director, whether or not such director is considered independent, for service on the Board or on any committee of the Board.

OPERATION OF THE PLAN

        The Plan will operate as follows:

        At any time, and from time to time, the Board of Directors may grant compensation to any or all independent directors serving on the Company’s Board of Directors as the Board may deem appropriate in the form of cash or Company stock, provided that the value of such compensation does not exceed the limits of compensation for determination of the independence of directors under rules and regulations of the Securities and Exchange Commission or the American Stock Exchange (“AMEX”) or such other exchange upon which shares of the Company may be listed. The Board may, but is not required, to consider the recommendations of the Compensation/Stock Option Committee with regard to any such cash or equity compensation to be awarded.

        A determination to grant compensation in cash or in stock or combination thereof shall be made by a majority vote of the directors present at any regular or special meeting of the Board of Directors or in an action taken without meeting as provided by state law. Any independent director may, but shall not be required to, abstain from the vote upon any such determination of grant that may be a grant to that director; provided however that all directors shall vote on such determination if one or more abstention(s) by independent director(s) for this reason would reduce the number of directors present and voting to less than a majority of the directors present at the meeting. No vote by any independent director on any such proposal whether voluntary or required by the previous sentence shall be considered to be a conflict of interest under state law sufficient to invalidate the determination by the Board to make the grant.

        The Board of Directors may award such cash or stock to any number of independent directors as it deems appropriate, and may but is not required to award cash or stock to all independent directors at such time any award to one or more independent directors is made. Such awards may be for past, present, or future service as the Board in its discretion may determine to be appropriate. Such awards may be made at any time, and from time to time in the future without need for any additional shareholder approval as to any future award under this Plan, as the Board in its discretion shall deem appropriate and necessary to adequately compensate one or more independent directors for service on the Board or its committees.

        The Board of Directors is specifically authorized to issue upon shareholder approval of this Plan, 100,000 shares to Clarke H. Bailey; 100,000 shares to John Clendening; and 50,000 shares to Neal Harding in replacement of those shares previously authorized by the Board for service as independent directors, issued by the Company in December 2004, and returned to the Company as requested and thereafter cancelled by the Company. This authorization shall not prevent or affect the issuance of any additional cash or shares to these named persons as the Board may from time to time in the future deem to be appropriate.

        The award of cash or stock pursuant to the Plan shall not affect any determination by the Compensation/Stock Option Committee to grant options to any independent director under the Tengasco, Inc. Stock Incentive Plan administered by that committee.

        Any shares issued pursuant to an award under the Plan shall be unregistered shares and bear appropriate restrictions upon transfer, unless by further specific determination of the Board any stock to be awarded is to be an award of stock that is registered under federal securities laws or has become free of restrictions upon transfer by operation of securities laws (e.g. stock purchased by the Company on the open market).

        The Plan shall terminate on the later of July 19, 2015 or ten years following the additional approval of the Plan by the shareholders of the Company at any annual or special meeting of the shareholders held after July 19, 2005.

BOARD RECOMMENDATION AND VOTE REQUIRED

        The Board believes that approval of the proposed plan is in the best interests of the Company and recommends that you vote FOR the proposal. The affirmative vote of the holders of a majority of the shares present and voting at the meeting in person or by proxy will be required to approve the Plan. Unless otherwise directed by the stockholder giving the proxy, the proxy will be voted for the approval of the Plan. Shares voted as abstaining will count as votes cast. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (i.e., a “broker non-vote”), those shares will not be considered as present and entitled to vote with respect to that matter. An abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote “against” the Plan, because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF

RODEFER MOSS & CO, PLLC AS INDEPENDENT AUDITORS

        Pursuant to its review of outside audit requirements, the Audit Committee of the Board of Directors of the Company requested proposals for its independent auditor services for the year ending December 31, 2005 (“Fiscal 2005”). After reviewing these proposals the Audit Committee on May 31, 2005 determined to engage Rodefer Moss & Co, PLLC, which has one of its offices in Knoxville, Tennessee, as independent certified public accountants, to audit the accounts for the Company for Fiscal 2005. The Company’s prior accountants, BDO Seidman, LLP had audited the Company’s financial statements for the fiscal years ended December 31, 2003 and 2004. The Company is advised that neither Rodefer Moss & Co, PLLC nor any of its partners has any material direct or indirect relationship with the Company. The Audit Committee considers Rodefer Moss & Co, PLLC to be well qualified for the function of serving as the Company’s auditors. Tennessee law does not require the approval of the selection of auditors by the Company’s stockholders, but in view of the importance of the financial statements to stockholders, the Board of Directors deems it desirable that they pass upon its selection of auditors. In the event the stockholders disapprove of the selection, the Board of Directors will consider the selection of other auditors.

Previous Independent Auditors

    (a)        BDO Seidman LLP’s audit reports on the financial statements for the years ended December 31, 2003 and 2004 were qualified for an uncertainty as to the Company’s ability to continue as a going concern. BDO Seidman LLP’s audit reports for those periods contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles.

    (b)        During the two most recent fiscal years ended December 31, 2003 and 2004 and the subsequent interim period through May 31, 2005, there were no disagreements with BDO Seidman LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to BDO Seidman LLP’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

    (c)        None of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K occurred within the years ended December 31, 2003 and 2004 or within the period from January 1, 2005 through May 31, 2005 except, as previously reported in the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2004 and in its Annual Report on Form 10-K for the year ended December 31, 2004 for one matter in 2004 that the Company’s disclosure controls and procedures were not effective with respect to that matter to ensure that material information was recorded, processed, summarized and reported by management of the

Company on a timely basis in order to comply with the Company’s disclosure obligations under the Securities Exchange Act of 1934, and the rules and regulations thereunder. The matter involved an error in the calculation of the estimated fair value of the Company’s mandatory preferred stock for presentation in accordance with Statement of Financial Accounting Standard No. 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” Management noted that the matter (i) related principally to the implementation of complex and new calculations under a newly implemented accounting standard, and (ii) that the error described did not result from the failure of the Company’s disclosure controls and procedures to make known to the appropriate officials and auditors the facts concerning the Company’s convertible preferred stock. Management after consulting with BDO determined that this could be remedied by continuing education and professional development of accounting staff on new accounting pronouncements and their application would be sufficient to prevent any similar reoccurrence. The Company is continuing to provide necessary and appropriate educational and professional development and such efforts have remediated the material weakness described herein.

    (d)        The Audit Committee of the Board of Directors participated in and approved the decision to change accountants.

    (e)        The Company has provided BDO Seidman LLP with a copy of the foregoing statements and requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such statements. A copy of such letter dated June 3, 2005 is attached hereto as Appendix B.

New Independent Accountants

        Prior to its engagement of Rodefer Moss & Co, PLLC as its new independent auditors, the Company did not consult with Rodefer Moss & Co, PLLC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered by Roderfer Moss & Co, PLLC on the Company’s financial statements; or (iii) any other matter that was the subject of a disagreement between the Company and its former auditors as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as that term is defined in Item 304(a)(1)(v).

AUDIT AND NON-AUDIT FEES

        The following table presents the fees for professional audit services rendered by the Company’s prior independent accountants, BDO Seidman, LLP, for the audit of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2004 and December 31, 2003, and fees for other services rendered by BDO Seidman, LLP during those periods:

Fee Category	Fiscal 2004	Fiscal 2003
Audit Fees	$155,000	$209,310

Audit-Related Fees	$0	$0

Tax Fees	$0	$0

All Other Fees	$12,000	$7,250

Total Fees	$167,000	$216,560

        Audit fees include fees related to the services rendered in connection with the annual audit of the Company’s consolidated financial statements, the quarterly reviews of the Company’s quarterly reports on Form 10-Q and the reviews of and other services related to registration statements and other offering memoranda. The audit fees in 2004 were substantially less than in 2003 due to the settlement of the Company’s litigation with Bank One in May 2004.

        Audit-related fees are for assurance and related services by the principal accountants that are reasonably related to the performance of the audit or review of the Company’s financial statements.

        Tax Fees include (i) tax compliance, (ii) tax advice, (iii) tax planning and (iv) tax reporting.

        All Other Fees includes fees for all other services provided by the principal accountants not covered in the other categories such as litigation support, etc. In 2004, the amount of fees in this category were higher than in 2003 due to fees for services performed by BDO Seidman, LLP in connection with the Company’s filling of a registration statement on Form S-1 with the SEC for the Rights Offering which offering was completed in March 2004.

        All of the services for 2003 and 2004 were performed by the full-time, permanent employees of BDO Seidman, LLP.

        All of the 2004 services described above were approved by the Audit Committee pursuant to the SEC rule that requires audit committee pre-approval of audit and non-audit services provided by the Company’s independent auditors to the extent that rule was applicable during fiscal year 2004. The Audit Committee considered whether the provisions of such services, including non-audit services, by BDO Seidman, LLP was compatible with maintaining BDO Seidman, LLP’s independence and concluded that it was.

37

BOARD RECOMMENDATION AND VOTE REQUIRED

        The Board of Directors recommends that you vote in favor of the above proposal to ratify the appointment of Rodefer Moss & Co, PLLC as independent auditors of the Company for Fiscal 2005.

A representative of Rodefer Moss & Co, PLLC is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

        Ratification will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. In the event ratification is not provided, the Audit Committee and the Board of Directors will review the future selection of the Company’s independent auditors.

        Unless otherwise directed by the stockholder giving the proxy, the proxy will be voted for the ratification of the selection by the Board of Directors of Rodefer Moss & Co, PLLC as the Company’s independent certified public accountants for Fiscal 2005. Shares voted as abstaining will count as votes cast. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (i.e., a “broker non-vote”), those shares will not be considered as present and entitled to vote with respect to that matter. An abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote “against” Proposal No. 3 because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

STOCKHOLDERS’ PROPOSALS

        Proposals of stockholders intended to be presented at the 2006 annual meeting must be received in writing, by the President of the Company at its offices by March 11, 2006 in order to be considered for inclusion in the Company’s proxy statement relating to that meeting.

        SEC rules and regulations provide that if the date of the Company’s 2006 Annual Meeting is advanced or delayed more than 30 days from the date of the 2005 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2006 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2006 Annual Meeting. Upon determination by the Company that the date of the 2006 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2005 Annual Meeting, the Company will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

By Order of the Board of Directors

Cary V. Sorensen, Secretary

TENGASCO, INC.

THIS PROXY IS SOLICITED ON BEHALF

OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Jeffrey R. Bailey and Cary V. Sorensen as proxies (the “Proxies”), each with power of substitution and resubstitution, to vote all shares of Common Stock, $.001 par value per share, of Tengasco, Inc. (the “Company”) held of record by the undersigned on June 1, 2005 at the Annual Meeting of stockholders to be held at the Homewood Suites by Hilton, 10935 Turkey Drive, Knoxville, Tennessee, on Tuesday, July 19, 2005, at 10:00 A.M. local time, or at any adjournments thereof, as directed below, and in their discretion on all other matters coming before the meeting or any adjournments thereof.

Please mark boxes / / in blue or black ink.

1.     Election of Directors: Clarke H. Bailey, Jeffrey R. Bailey, John A. Clendening, Neal F. Harding, Carlos P. Salas and Peter E. Salas.

         (Mark only one of the two boxes for this item)

        / / VOTE FOR all nominees named above except those who may be named on these two lines:

(OR)

        / / VOTE WITHHELD as to all nominees named above.

2.     Proposal to approve an amendment to the Tengasco, Inc. Stock Incentive Plan which will increase the number of authorized shares of common stock that can be issued under the Plan from 1,000,000 to 3,500,000:

FOR / / AGAINST / / ABSTAIN / /

3.     Proposal to approve a plan to compensate the Company’s independent directors:

FOR / / AGAINST / / ABSTAIN / /

4.     Proposal to ratify appointment of Rodefer Moss & Co, PLLC as the Company’s independent certified public accountants for Fiscal 2005:

FOR / / AGAINST / / ABSTAIN / /

5.     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

        When properly executed, this Proxy will be voted as directed. If no direction is made, this Proxy will be voted “FOR” Proposals 1, 2 , 3 and 4.

        Please mark, date, sign and return this Proxy promptly in the enclosed envelope.

        Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ,2005 X Signature X Print Name(s) X Signature, if held jointly

(1)	Unless otherwise stated, all shares of Common Stock are directly held with sole voting and dispositive power.

(2)	Consists of 16,244,452 shares held directly by Dolphin Offshore Partners, L.P. (“Dolphin”) of which Peter E. Salas, a Director of the Company, is the controlling person; a warrant held by Dolphin to purchase 10,500 shares at $7.98 per share; 117,188 shares underlying 9,000 shares of the Company’s Series B 8% Cumulative Convertible Preferred Stock held directly by Dolphin; and, 168,000 shares held directly by Peter E. Salas.

(3)	Ownership of shares reported on Schedule 13F filed with the SEC by member of a group consisting of SC Fundamental Value Fund, L.P., SC Fundamental LLC, SC-BVI Partners, PMC-BVI, Inc., SC Fundamental Value BVI, Inc., Peter M. Collery and Neil H. Koffler. This group initially reported its ownership on a Schedule 13G filed with the SEC.

(4)	These computations are based upon 48,677,828 shares of common stock being outstanding as of June 1, 2005, the Record Date, and as to each shareholder, as it may pertain, assumes the exercise of options or warrants or the conversion of convertible debt or preferred stock granted or held by such shareholder as of June 1, 2005. Unless otherwise stated, all shares of common stock are directly held with sole voting and dispositive power.

(5)	Consists of 76,287 shares held directly and an option to purchase 73,125 shares.

(6) Consists of shares held directly.

(7) Consists of shares held directly.

(8)	Consists of 168,000 shares held directly, 16,244,452 shares held directly by Dolphin Offshore Partners, L.P. (“Dolphin”) of which Peter E. Salas is the controlling person; a warrant held by Dolphin to purchase 10,500 shares at $7.98 per share; and, 117,188 shares underlying 9,000 shares of the Company’s Series B 8% Cumulative Convertible Preferred Stock held by Dolphin which is convertible into the Company’s Common Stock.

(9)	Consists of 7,696 shares held directly and options to purchase 13,125 shares.

(10) Consists of 100 shares held directly and options to purchase 69,187shares.

(11)	Consists of shares underlying options.

(12)	Consists of shares held directly and indirectly by management, shares held by Dolphin, 203,312 shares underlying options, 10,500 shares underlying warrants and 117,188 shares underlying convertible preferred stock.

(13)	Number of shares underlying options has been retroactively adjusted for a 5% stock dividend declared by the Company as of September 4, 2001.

(14)	Malcolm E. Ratliff served as the Company’s Chief Executive Officer throughout 2002. Richard T. Williams replaced Mr. Ratliff as Chief Executive Officer on February 3, 2003 and continued in that position until he resigned as of December 31, 2004.

(15)	Unexercised options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option. The fair market value of the Common Stock was $0.26 per share on December 31, 2004, as reported by the American Stock Exchange. Prior to his becoming Chief Executive Officer of the Company, Dr. Williams on August 5, 2002 was granted an option to purchase 13,125 shares of the Company’s common stock at a price of $2.69 per shares. That option expires on August 4, 2005. Since the exercise price of shares underlying that option had a negative value as of December 31, 2004 they are not included in this chart.

(16)	Value realized in dollars is based upon the difference between the fair market value of the underlying securities on the date of exercise, and the exercise price of the option. On February 25, 2004, Dr. Williams exercised his option to the extent of purchasing 50,000 shares of the Company’s common stock at $0.50 per share. The closing price of the Company’s common stock on February 25, 2004 as reported on by the American Stock Exchange was $0.67 per share.

(17) Consists of 352,012 shares purchased directly with his spouse and 60,445 shares purchased by a limited liability company. The shares purchased by the limited liability company have been adjusted to reflect Mr. Devereux’s beneficial ownership interest in the shares purchased by the limited liability company.

(18) Peter E. Salas, a Director of the Company, is the general partner and controlling person of Dolphin Offshore Partners, L.P.

(19) Consists of 14,104,732 shares purchased directly by Dolphin Offshore Partners, L.P. and 144,000 shares purchased by Peter E. Salas.